Exhibit 10.22

NEOTHETICS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK

The Participant has been granted a Restricted Stock Award (the “Award”) pursuant to the Neothetics, Inc. 2014 Equity Incentive Plan (the “Plan”) of certain shares of Stock of the Neothetics, Inc. (the “Shares”), as follows:

Participant:	Employee ID:

Date of Grant:

Total Number of Shares:	, subject to adjustment as provided by the Restricted Stock Agreement.

Fair Market Value per Share on Grant Date:	$

Vested Shares:	Except as provided in the Restricted Stock Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Shares shall cumulatively increase on each respective date set forth below by the number of shares set forth opposite such date, as follows:

Vesting Date	Number of Shares Vesting

Superseding Agreement:	[None] [Name of applicable agreement]

The terms and conditions of the foregoing Superseding Agreement (if any) to which the Participant is a party shall, notwithstanding any provision of the Restricted Stock Agreement to the contrary, supersede any inconsistent term or condition set forth in the Restricted Stock Agreement to the extent intended by such Superseding Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Agreement, both of which are made part of this document. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Restricted Stock Agreement, and hereby accepts the Award subject to all of their terms and conditions.

NEOTHETICS, INC.		PARTICIPANT

By:
	[officer name]	Signature
[officer title]
Date
Address:
Address